UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

OPTIGENEX INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51248	20-1678933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Ave., 6th Floor, New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(212) 905-0189

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Form 8-K, unless otherwise indicated or the context otherwise requires, all references to “we”, “our”, “us”, “our company”, the “Company”, “Optigenex”, or the “Registrant” refer to Optigenex Inc., a Delaware Corporation.

Item 4.01	Changes In Registrant’s Certifying Accountant.

(a) On May 1, 2007, we dismissed our independent accountants, Goldstein Golub Kessler LLP (“Goldstein”).  The decision to change accountants was approved by our Board of Directors.

For the fiscal years ended December 31, 2006 and 2005, Goldstein’s opinions of the Company’s financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles.  Goldstein’s opinions did contain an explanatory paragraph disclosing that the financial statements were prepared assuming that the Company will continue as a going concern.

During our most recent full fiscal years ended December 31, 2006 and 2005 and subsequent interim periods preceding Goldstein’s dismissal, there were no disagreements with Goldstein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Goldstein, would have caused them to make reference to the subject matter of such disagreements in connection with their reports; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-B.

(b) We retained Stark Winter Schenkein & Co., LLP (“Stark Winter”) as our new independent auditors as of May 3, 2007.  Stark Winter is located at 7535 East Hampden Avenue, Suite 109, Denver, Colorado 80231. Prior to such date, the Company, did not consult with Stark Winter regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit No.	Title of Document

16	Letter regarding change in certifying accountant dated May 3, 2007 from Goldstein Golub Kessler LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIGENEX, INC.

Date: May 3, 2007	By:	/s/ Daniel Zwiren
Daniel Zwiren
Chief Executive Officer